UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 5, 2017

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Boulevard Gulfport, Mississippi 39501 (228) 864-1211	64-0205820
The names and addresses of the registrants have not changed since the last report.
This combined Form 8-K is filed separately by two registrants: The Southern Company and Mississippi Power Company.  Information contained herein relating to each registrant is filed by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrant.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). (Response applicable to each registrant.)
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

The Southern Company (“Southern Company”) and Mississippi Power Company (“Mississippi Power”) are filing this Current Report on Form 8-K to provide information regarding the schedule and cost estimate for Mississippi Power’s integrated coal gasification combined cycle project in Kemper County, Mississippi (the “Kemper IGCC”).
The information in Item 7.01 in this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including the exhibit attached hereto, shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01.	Regulation FD Disclosure.
On June 5, 2017, Mississippi Power submitted its Kemper County Integrated Coal Gasification Combined Cycle Project Monthly Status Report through April 2017 (the “April PSC Report”) to the Mississippi Public Service Commission (the “Mississippi PSC”) pursuant to Docket No. 2009-UA-14.  A copy of the April PSC Report is furnished as Exhibit 99.01 to this Current Report on Form 8-K.

Item 8.01.	Other Matters.
See MANAGEMENT’S DISCUSSION AND ANALYSIS - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” and FUTURE EARNINGS POTENTIAL - “Construction Program - Integrated Coal Gasification Combined Cycle” of Southern Company, MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle” and - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of Mississippi Power, and Note 3 to the financial statements of Southern Company and Mississippi Power under “Integrated Coal Gasification Combined Cycle” in each company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”). See also MANAGEMENT’S DISCUSSION AND ANALYSIS - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” and FUTURE EARNINGS POTENTIAL - “Construction Program - Integrated Coal Gasification Combined Cycle” of Southern Company, MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle” and FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of Mississippi Power, and Note (B) to the Condensed Financial Statements under “Integrated Coal Gasification Combined Cycle” in each company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 for additional information regarding the construction of the Kemper IGCC, including: (1) the cost cap set by the Mississippi PSC of $2.88 billion, net of $245 million of grants awarded to the project by the U.S. Department of Energy under the Clean Coal Power Initiative Round 2 (the “Initial DOE Grants”) and excluding the cost of the lignite mine and equipment, the cost of the carbon dioxide pipeline facilities, allowance for funds used during construction (“AFUDC”), and certain general exceptions, including change of law, force majeure, and beneficial capital (which exists when Mississippi Power demonstrates that the purpose and effect of the construction cost increase is to produce efficiencies that will result in a neutral or favorable effect on customers relative to the original proposal for the Certificate of Public Convenience and Necessity) (the “Cost Cap Exceptions”); (2) the expected in-service date and related cost estimate; and (3) rate recovery for costs associated with the Kemper IGCC, including the order issued in December 2015 by the Mississippi PSC authorizing rates related to the combined cycle and associated common facilities portion of the Kemper IGCC assets previously placed in service (the “In-Service Asset Rate Order”), the project economic viability analysis, the requirement to file a rate case with the Mississippi PSC to address Kemper IGCC cost recovery by June 3, 2017, and Mississippi Power’s probable filing strategy.
Kemper IGCC Schedule and Cost Estimate
Southern Company’s and Mississippi Power’s Current Report on Form 8-K dated May 1, 2017 disclosed an expected in-service date by the end of May 2017 for the remainder of the Kemper IGCC.  During May, Mississippi Power completed work to repair a leak in one of the particulate control devices for gasifier “A,” to make other minor modifications to each gasifier’s ash removal systems, and to repair the sour water system. However, Mississippi Power also experienced leaks in the syngas coolers on gasifier “B” which required an outage to address the leaks and to make modifications to the syngas coolers on both gasifiers. Mississippi Power has completed this outage, is evaluating any potential warranty claims, and is in the process of resuming production of electricity using syngas from the gasifiers. Mississippi Power now expects the remainder of the Kemper IGCC, including both gasifiers, will be placed in service by the end of June 2017.  The schedule reflects the expected time needed to establish sustained operation of both gasifiers to produce electricity from syngas.
In addition, after gaining experience through startup and operational testing over nearly 200 days of coal operation, Mississippi Power has completed its evaluation of certain of the potential post-in-service improvement projects related to plant performance, safety, and/or operations. Specifically, achievement of long-term sustained operations is expected to require the redesign and eventual replacement of the syngas cooler superheaters sooner than originally expected, primarily as a result of the leaks experienced (estimated to be an 18 to 24 month process). Long-term operations are also expected to require relocation of the ash loading process and other minor enhancements. These additional capital projects are expected to be subject to the $2.88 billion cost cap established by the Mississippi PSC as they are undertaken over the next several years and may further negatively impact certain economic aspects of the Kemper IGCC. Mississippi Power’s evaluation of additional post-in-service improvement projects is expected to continue.
The April PSC Report contains further increases in the cost estimate subject to the cost cap for the Kemper IGCC of approximately $22 million reflecting the cost of extending the projected schedule through June 30, 2017 and lower-than-expected start-up and fuel costs, and approximately $164 million related to the expected post-in-service operational improvement projects described above (and exclusive of any potential warranty claim recoveries), for a total increase of $186 million.
Further cost increases and/or extensions of the expected in-service date may result from factors including, but not limited to, difficulties integrating the systems required for sustained operations, sustaining nitrogen supply, continued issues with ash removal systems or syngas coolers, major equipment failure, unforeseen engineering or design problems including any repairs and/or modifications to systems, and/or operational performance (including additional costs to satisfy any operational parameters ultimately adopted by the Mississippi PSC). Furthermore, additional improvement projects to enhance plant performance, safety, and/or operations (in addition to those described above) ultimately may be completed after the remainder of the Kemper IGCC is placed in service. These additional projects have yet to be fully evaluated, have not been included in the current cost estimate, and may be subject to the $2.88 billion cost cap. Any further changes in the estimated costs of the Kemper IGCC subject to the $2.88 billion cost cap, net of the Initial DOE Grants and excluding the Cost Cap Exceptions, will be reflected in Southern Company’s and Mississippi Power’s statements of income and these changes could be material.
Any extension of the in-service date beyond June 30, 2017 is currently estimated to result in additional base costs of approximately $25 million to $35 million per month, which includes maintaining necessary levels of start-up labor, materials, and fuel, as well as operational resources required to execute start-up activities. However, additional costs may be required for remediation of any further equipment and/or design issues identified. Any extension of the in-service date would also increase costs for the Cost Cap Exceptions, which are not subject to the $2.88 billion cost cap established by the Mississippi PSC. These costs include AFUDC, which is currently estimated to total approximately $16 million per month, as well as carrying costs and operating expenses on Kemper IGCC assets placed in service and consulting and legal fees of approximately $3 million per month.
The ultimate outcome of these matters cannot be determined at this time.
Kemper IGCC Rate Recovery
The In-Service Asset Rate Order provided for retail rate recovery of approximately $126 million annually, including amortization of certain regulatory assets over periods ranging from two to ten years, with the two-year amortization expiring in July 2017.
Mississippi Power and the Mississippi Public Utilities Staff have been discussing the status of the Kemper IGCC project and the nature and timing of a rate filing to address recovery of the approximately $3.4 billion in Kemper IGCC costs not currently in rates. In light of these discussions and to comply with the In-Service Asset Rate Order, on June 5, 2017, Mississippi Power made a rate filing with the Mississippi PSC solely to address the expiring two-year amortization by accelerating the amortization schedule, beginning August 2017, of the remaining regulatory asset balances, which were previously reviewed and determined prudent, to be recovered through June 2018. If approved by the Mississippi PSC, the proposal would maintain the current annual revenue requirement of approximately $126 million with no change in customer rates. Mississippi Power expects the Mississippi PSC to make a decision on this matter during the third quarter of 2017.
As previously disclosed in the Form 10-K and the Form 10-Q, Mississippi Power continues to develop both a traditional rate case and a rate mitigation plan to address the recovery of the remainder of the Kemper IGCC project costs not currently in rates; however, the timing of that filing is uncertain. Mississippi Power also continues to expect that timely resolution of such filing will likely require a settlement between Mississippi Power and the Mississippi Public Utilities Staff (and other parties) and may include other operational or cost recovery alternatives. Although the ability to achieve a negotiated settlement is uncertain, Mississippi Power intends to pursue any available settlement alternatives and will also continue to consider other possible operational and cost recovery options. The ultimate outcome of these matters cannot be determined at this time and could result in further material charges.

Exhibit

Exhibit 99.01
Kemper County Integrated Coal Gasification Combined Cycle Project Monthly Status Report through April 2017 to the Mississippi Public Service Commission submitted by Mississippi Power Company pursuant to Docket No. 2009-UA-14.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K and the April PSC Report is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the projected cost and schedule for the completion of construction and start-up of the Kemper IGCC, expected post-in-service costs, Mississippi Power’s June 5, 2017 rate filing and future regulatory filings. Southern Company and Mississippi Power caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company and Mississippi Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in the Form 10-K and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: changes in tax and other laws and regulations to which Mississippi Power is subject, including potential tax reform legislation, as well as changes in application of existing laws and regulations; the ability to control costs and avoid cost overruns during the development, construction and operation of facilities, which include the development and construction of generating facilities with designs that have not been finalized or previously constructed, including changes in labor costs and productivity, adverse weather conditions, shortages and inconsistent quality of equipment, materials, and labor, sustaining nitrogen supply, continued issues with ash removal systems or syngas coolers, contractor or supplier delay, non-performance under operating or other agreements, operational readiness, including specialized operator training and required site safety programs, unforeseen engineering or design problems, start-up activities (including major equipment failure and system integration), and/or operational performance (including additional costs to satisfy any operational parameters ultimately adopted by the Mississippi PSC); the ability to construct facilities in accordance with the requirements of permits and licenses, to satisfy any environmental performance standards and the requirements of incentives, and to integrate facilities into the Southern Company system upon completion of construction; advances in technology; actions related to cost recovery for the Kemper IGCC, including the ultimate impact of the 2015 decision of the Mississippi Supreme Court and related legal or regulatory proceedings, Mississippi PSC review of the prudence of Kemper IGCC costs and approval of further permanent rate recovery plans, actions relating to proposed securitization, satisfaction of requirements to utilize grants, and the ultimate impact of the termination of the proposed sale of an interest in the Kemper IGCC to South Mississippi Electric Power Association (now known as Cooperative Energy); and the ability of counterparties of Mississippi Power to make payments as and when due and to perform as required. Southern Company and Mississippi Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2017	THE SOUTHERN COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

MISSISSIPPI POWER COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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